SUB-ITEM 77C - Submission of Matters to a Vote of Security
Holders

Special Meeting of Shareholders of the Tamarack Large Cap
Growth Fund

On March 20, 2009, the Trust held a Special Meeting of
Shareholders of the Tamarack Large Cap Growth Fund to (1) approve an Agreement and Plan of Reorganization pursuant to which all of the assets of the Tamarack Large Cap Growth
Fund will be transferred to a newly formed series of Hennessy Funds Trust, the Hennessy Cornerstone Large Growth
Fund, in exchange for Ordinary Class shares of the Hennessy
Cornerstone Large Growth Fund, which will be distributed pro rata by the Tamarack Large Cap Growth Fund to its Class
A, Class C, Class I, Class R and Class S shareholders, and the Hennessy Cornerstone Large Growth Fund's assumption of the Tamarack Large Cap Growth Fund's stated liabilities;
and (2) to adjourn the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization.
Shareholders of record on January 6, 2009 were entitled to vote on the proposals. The proposals were approved by the shareholders at the Special Meeting held on March 20, and the following votes were recorded during the meeting:

PROPOSAL 1: Approval of the Agreement and Plan of
Reorganization.

                                Percentage of
                Number of       Outstanding        Percentage of
                Shares             Shares          Shares Present
Affirmative  4,050,693.8210       49.866%             88.354%
Against        374,649.3860        4.612%              8.172%
Abstain        159,261.8670        1.961%              3.474%
Broker Non-
Votes                 0.000       0.000%               0.000%
TOTAL        4,584,605.0740      56.439%             100.000%


PROPOSAL 2: Adjourn the Special Meeting to permit further solicitation of proxies.

                                Percentage of
               Number of        Outstanding       Percentage of
               Shares              Shares         Shares Present
Affirmative  4,039,638.8190       49.730%              88.113%
Against        375,203.2660        4.619%               8.184%
Abstain        169,761.9890        2.090%                3.703%
Broker Non-
Votes                 1.000        0.000%                0.000%
TOTAL        4,584,605.0740       56.439%              100.000%




Special Meeting of Shareholders of the Tamarack Value Fund

On March 20, 2009, the Trust held a Special Meeting of
Shareholders of the Tamarack Value Fund to (1) approve an Agreement and Plan of Reorganization pursuant to which all of the assets of the Tamarack Value Fund will be transferred to a newly formed series of Hennessy Funds
Trust, the Hennessy Select Large Value Fund, in exchange for Ordinary Class shares of the Hennessy Select Large
Value Fund, which will be distributed pro rata by the Tamarack Value Fund to its Class A, Class C, Class R and
Class S shareholders, and the Hennessy Select Large Value
Fund's assumption of the Tamarack Value Fund's stated liabilities; and (2) to adjourn the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization.
Shareholders of record on January 6, 2009 were entitled to vote on the proposals. The proposals were approved by the shareholders at the Special Meeting held on March 20, and the following votes were recorded during the meeting:

PROPOSAL 1: Approval of the Agreement and Plan of
Reorganization.
                                Percentage of
                 Number of       Outstanding      Percentage of
                 Shares            Shares         Shares Present
Affirmative    3,310,940.6290      42.807%           83.012%
Against          410,811.3450       5.311%           10.300%
Abstain          266,743.0010       3.449%            6.688%
Broker Non-
Votes                  0.0000       0.000%            0.000%
TOTAL          3,988,494.9750      51.567%          100.000%


PROPOSAL 2: Adjourn the Special Meeting to permit further solicitation of proxies.

                                Percentage of
                 Number of       Outstanding      Percentage of
                 Shares            Shares         Shares Present
Affirmative    3,273,443.0520      42.322%            82.072%
Against          404,911.6050       5.235%            10.152%
Abstain          310,139.3180       4.010%             7.776%
Broker Non-
Votes                  1.0000       0.000%             0.000%
TOTAL          3,988,494.9750      51.567%           100.000%